EXHIBIT 10.2

EXECUTION COPY

Original Issue Date: December 27, 2018	Original Principal Amount: $23,777,948.01

10% SECURED PROMISSORY NOTE

DUE JANUARY 31, 2020

THIS 10% SECURED PROMISSORY NOTE is a duly authorized and validly issued Promissory Note of Viking Energy Group, Inc. (formerly, Viking Investments Group, Inc.), a Nevada corporation, (the “Company”), having its principal place of business at 15915 Katy Freeway, Suite 450, Houston, Texas (this “Note”, or the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to RPM INVESTMENTS, A DIVISION OF OPUS BANK, or its permitted assigns (the “Holder”), pursuant to the terms hereunder, the principal sum of TWENTY-THREE MILLION SEVEN HUNDRED SEVENTY-SEVEN THOUSAND NINE HUNDRED FORTY-EIGHT AND 01/100 DOLLARS ($23,777,948.01) on the earlier of: (i) the date on which the Company or one of its affiliates completes an acquisition transaction with one or more of the Sellers (as defined in the PSA (as defined below)) for a purchase price equal to or greater than $50,000,000 (excluding the acquisition transaction between the Company and the Sellers completed on or about the date hereof pursuant to the Purchase and Sale Agreement dated as of September 1, 2018 (as amended, the “PSA”) by and among the Sellers, as sellers, and the Company, as purchaser); or (ii) January 31, 2020 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is the “Seller Note” as defined in the PSA and is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any of its subsidiaries, commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any of its subsidiaries (including, without limitation, Ichor Energy Holdings, LLC, a Nevada limited liability company (“IEH”), Ichor Energy, LLC, a Nevada limited liability company (“Ichor”), Ichor Energy (TX), LLC, a Texas limited liability company (“Ichor TX”) and Ichor Energy (LA), LLC, a Louisiana limited liability company (“Ichor LA”; and together with IEH, Ichor, Ichor TX and each other subsidiary of IEH, if any, each an “Ichor Company”)), (b) there is commenced against the Company or any of its subsidiaries (including without limitation the Ichor Companies) any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any of its subsidiaries (including without limitation the Ichor Companies) is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any of its subsidiaries (including without limitation the Ichor Companies) suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any of its subsidiaries (including without limitation the Ichor Companies) makes a general assignment for the benefit of creditors, (f) the Company or any of its subsidiaries (other than the Ichor Companies) calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts (other than the debts of the Ichor Companies) or (g) the Company or any of its subsidiaries (including without limitation the Ichor Companies), by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

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“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 35% of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person, (d) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the Company’s board of directors on the date hereof (or by those individuals who are serving as members of the Company’s board of directors on any date whose nomination to the Company’s board of directors was approved by a majority of the members of the Company’s board of directors who are members on the date hereof), (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above, (f) the Company ceases to own directly or indirectly all of the outstanding equity interests of the Ichor Companies, other than any equity interests issued pursuant to warrants to be issued in connection with the Ichor Credit Facility (as defined below), or (g) any Ichor Company sells or transfers all or substantially all of its assets to another Person (other than to another Ichor Company).

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” means (i) any merger or consolidation of the Company with or into another Person, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of the Company’s common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) one or more related transactions which effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the Company’s common stock is effectively converted into or exchanged for other securities, cash or property, or (v) one or more related transactions which consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Company’s common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

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“Late Fees” shall have the meaning set forth in Section 2(b).

“Texas Courts” shall have the meaning set forth in Section 8(d).

Section 2. Interest.

a) Payment of Interest. The Company shall pay interest to the Holder on the outstanding principal amount of this Note equal to ten percent (10%) per annum, calculated semi-annually not in advance. All interest hereunder will be payable in cash on the Maturity Date or the Prepayment Date, as applicable. Notwithstanding the foregoing, if the Company pays the Principal Amount of this Note in full on or before the 150th day following the date hereof, no interest shall be payable to the Holder.

b) Late Fee. Subject to Section 10 herein, all overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at an interest rate equal to 18% per annum (the “Late Fees”) which shall accrue daily from the date such amount is due hereunder through and including the date of actual payment in full.

Section 3. Information. Within five business days after the delivery thereof, the Company shall deliver to the Holder copies of all financial statements, production reports, reserve reports, notices of default and all other material reports, notices or other information required to be delivered by (a) the Company to the holders of the Company’s 10% Secured Notes or (b) any Ichor Company to the lenders under the credit facility among Ichor Energy as borrower, Ichor TX and Ichor LA, as guarantors and mortgagors, and ABC Funding, LLC, as administrative agent, and the lenders party thereto, dated as of the date hereof (as amended, modified, supplemented or restated, the “Ichor Credit Facility”).

Section 4. Intentionally Omitted.

Section 5. Intentionally Omitted.

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) interest, Late Fees and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) business days;

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ii. the Company shall fail to observe or perform any other material covenant or agreement contained in this Note or the Pledge Agreement (as defined below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) business days after notice of such failure sent by the Holder to the Company and (B) ten (10) business days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under) any other material agreement, lease, document or instrument to which the Company or any of its subsidiaries (other than the Ichor Companies) is obligated and/or by which any of their respective assets are subject to or bound by (and not covered by clause (vi) below)

iv. any representation or warranty made in this Note, the Pledge Agreement, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any of its subsidiaries (including without limitation any Ichor Company) shall be subject to a Bankruptcy Event;

vi. the Company or any subsidiary (other than the Ichor Companies) shall default on any of its obligations under the 10% Secured Notes or any other mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) such default is not fully cured by the Company or such subsidiary prior to the expiration of any applicable grace or cure period;

vii. the Company or any Ichor Company shall be a party to any Change of Control Transaction or the Company or any subsidiary (other than any Ichor Company) shall be a party to any Fundamental Transaction or shall agree to sell or dispose of all or substantially all of its assets in one transaction or a series of related transactions, without the approval of the Holder (whether or not such sale would constitute a Change of Control Transaction);

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viii. the Company or any of its subsidiaries (including without limitation any Ichor Company) shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

ix. if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any of its subsidiaries (including without limitation any Ichor Company), by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any of its subsidiaries (including without limitation any Ichor Company), or appointing a receiver, trustee, custodian or liquidator of the Company or any of its subsidiaries (including without limitation any Ichor Company), or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

x. Any Ichor Company shall default on any of its payment obligations under the Ichor Credit Facility and (i) such default is not fully cured by the Ichor Companies prior to the expiration of any applicable grace or cure period (including any extension, forbearance or waiver granted with respect thereto by the lenders thereunder) and (ii) the lenders under the Ichor Credit Facility shall have accelerated the debt under the Ichor Credit Facility.

b) Remedies Upon Event of Default. Subject to clause (c) below, if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Upon the payment in full of the amount owing hereunder, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of their rights and remedies hereunder and all other remedies available to them under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as the holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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c) Standstill. Until the earlier of (i) such time as the Ichor Credit Facility is paid in full in cash and all commitments to make extensions of credit thereunder have been terminated and (ii) 90 days after delivery of written notice to the administrative agent under the Ichor Credit Facility that an Event of Default has occurred, Holder shall (notwithstanding anything to the contrary herein) be prohibited from accelerating this Note and shall be prohibited from (i) taking from or for the account of Company or any subsidiary of Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Company or any subsidiary of Company with respect to this Note, (ii) suing for payment of, or initiating or participate with others in any suit, action or proceeding against Company or any subsidiary of Company to (x) enforce payment of or to collect the whole or any part of the amounts owed pursuant to this Note or (y) commence judicial enforcement of any of the rights and remedies under this Note or applicable law with respect to this Note, (iii) accelerating the amounts owed under this Note, (iv) exercising any put option or to cause Company or any subsidiary of Company to honor any redemption or mandatory prepayment obligation under this Note or (v) taking any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, enforcing, foreclosing upon, taking possession of or selling any property or assets of Company or any subsidiary of Company; provided, that, the Holder shall not be bound by this Section 6(c) (other than with respect to the prohibition on any exercise of remedies against the Ichor Companies or the taking of any action described in the foregoing clauses (i)-(v) with respect to the Ichor Companies) if (I) an Event of Default described in Section 6(a)(i), 6(a)(v), 6(a)(vii), 6(a)(viii), 6(a)(ix) or (6)(a)(x), or a payment default under Section 6(a)(vi) constituting an Event of Default, has occurred and is continuing or (II) the holders of the Company’s 10% Secured Notes or other defaulted indebtedness or obligation as described in Section 6(a)(vi) shall have elected to pursue any remedy or enforcement action with respect to a default thereunder.

Section 7. Prepayment. The Company may at any time upon not less than one business day’s notice prepay any portion of the principal amount of this Note, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under this Note. If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the sum of (x) the then outstanding principal amount of this Note, and (y) all accrued but unpaid interest and (z) all other amounts owed pursuant to this Note, including, but not limited to all Late Fees, if applicable (collectively the “Prepayment Amount”).

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at its registered office address, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of his Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note and the Pledge Agreement (whether brought against a party hereto or thereto or their respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Houston, Texas (the “Texas Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note or the Pledge Agreement) or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder.

g) Remedies, Characterizations, Other Obligations. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Pledge Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

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Section 9. Security. As security for the performance of its obligations under this Note, the Company contemporaneously herewith is executing that certain Security and Pledge Agreement of even date herewith by the Company in favor of the Holder, pursuant to which the Company is granting to the Holder a pledge of the membership units of IEH.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

VIKING ENERGY GROUP, INC.

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & C.E.O.

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